Exhibit 16.1

October 9, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of momentous Holdings Corp dated October 9, 2018. We agree with the statements made concerning our firm contained therein.